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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in the Registration Statement on Form S-4 of Axonyx Inc., pertaining to the registration of 88,975,542 shares of its common stock and warrants to purchase 12,000,000 shares of its common stock therein of our report dated January 30, 2006 on our audit of the financial statements included in the Registration Statement on Form S-4. We also consent to the reference to our firm in the "Experts" section of the Registration Statement on Form S-4.

/s/ Eisner LLP

New York, New York
July 25, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM